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                                  EXHIBIT 10(e)

          Form of Indemnification Agreement between DMI Furniture, Inc.
                           and each of its directors


                            INDEMNIFICATION AGREEMENT


         This is an Indemnification Agreement dated as of _____________________, 1987, between (a) DMI FURNITURE, INC., a Delaware corporation ("DMI"), and (b) ___________________________________ (the "Indemnitee").

         1. RECITALS. The Indemnitee is [AN OFFICER OR DIRECTOR, AS APPROPRIATE] of DMI. Section 7 of DMI's Bylaws, as currently amended, obligates DMI to indemnify its directors, officers, employees, and agents to the fullest extent permitted by Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as amended (the "DGCL"). In accordance with Section 145 and in consideration of the Indemnitee's continuing services on DMI's behalf, DMI and the Indemnitee desire to enter into this Agreement.

         2. INDEMNITEE'S SERVICES. The Indemnitee shall diligently administer DMI's affairs in the position or positions described in paragraph 1. Subject to any obligation imposed by contract or by operation of law, (a) the Indemnitee may at any time and for any reason resign from such position or positions, and
(b) DMI may at any time and for any reason (or for no reason) terminate the Indemnitee's employment in such position or positions.

         3. INDEMNIFICATION. DMI shall indemnify the Indemnitee and hold the Indemnitee harmless against any loss or liability related to or arising from the Indemnitee's service as a director, officer, employee, or agent of DMI, or of any subsidiary or affiliate of DMI (a "Subsidiary"), upon the following terms and conditions:

                  (a) DMI shall, to the fullest extent permitted by Section 145 as now in effect - and to such greater extent as Section 145 or any other provision of the DGCL (or of any successor codification of the Delaware corporation laws) may hereafter from time to time permit - hold the Indemnitee harmless and indemnify the Indemnitee against all judgments rendered, fines levied, and other assessments (including amounts paid in settlement of any claims, if approved by DMI), plus all reasonable costs and expenses (including, without limitation, attorneys' fees, retainers, court costs, transcript costs, experts' fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, and delivery service fees), incurred in connection with the defense of any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (an "Action"), related to or arising from (1) any actual or alleged act or omission of the Indemnitee at any time as a director, officer, employee, or agent of DMI or of any Subsidiary, or (2) the Indemnitee's past, present, or future status as a director, officer, employee, or agent of DMI or of any Subsidiary.


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                  (b) Upon presentation from time to time of such invoices,
statements for services rendered, or other similar documentation as DMI may reasonably request, DMI shall reimburse the Indemnitee for all reasonable costs and expenses incurred in the defense of any threatened, pending, or completed Action, as and when such costs are incurred.

                  (c) DMI shall indemnify the Indemnitee under paragraph 3(a) only as authorized in a specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 145 or in any other applicable provision of Delaware law. Such determination shall be made, as the Indemnitee chooses, either (1) by a majority vote of a quorum of DMI's disinterested directors as contemplated by sub-section (d) of Section 145, as currently amended, or (2) by independent legal counsel in a written opinion. For purposes of this paragraph 3(c), "independent legal counsel" shall mean a law firm (or a member of a law firm) chosen by the Indemnitee that (1) is experienced in matters of corporation law, and (2) has received a rating of "a-v" in the most recently published edition of the Martindale-Hubbell Law Directory. DMI shall pay the fees and expenses of any independent legal counsel chosen by the Indemnitee to make the determination contemplated by this paragraph 3(c).

                  (d) The indemnification provided by this Agreement shall apply only to (1) actual or alleged acts or omissions that occur during the Indemnitee's service as a director, officer, employee, or agent of DMI or of any Subsidiary, and (2) actual or threatened Actions in which the Indemnitee is joined or named as a party, but which relate to or arise from alleged acts or omissions that occurred before the Indemnitee's service as a director, officer, employee, or agent of DMI or of any Subsidiary, or which relate to acts or omissions alleged against any former directors, officers, employees, or agents of DMI or of any Subsidiary.

                  (e) Nothing in this Agreement shall be deemed or construed to create any liability of DMI (1) to former directors, officers, employees, or agents or their predecessors, or to any other person not a party to this Agreement, or (2) exceeding the liability that DMI may lawfully incur in accordance with applicable Delaware law.

         4. CONDUCT OF LITIGATION.

                  (a) If any Action is made, brought, or threatened against the Indemnitee for which the Indemnitee may be indemnified under this Agreement, the Indemnitee shall, to the extent not inconsistent with any private insurance coverage obtained by DMI:

                           (1) Permit DMI to conduct the Indemnitee's defense of
the Action at DMI's expense and with the use of counsel selected by DMI; or

                           (2) Retain counsel acceptable to the Indemnitee and
DMI to defend or counsel the Indemnitee with respect to the Action, and permit DMI to monitor and direct the Indemnitee's defense.


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                  (b) DMI shall at all times have the option to undertake the
Indemnitee's defense of any Action for which the Indemnitee may be indemnified under this Agreement. If DMI elects to conduct the Indemnitee's defense, the Indemnitee shall cooperate fully with DMI in the defense of the Action. If DMI elects to conduct the Indemnitee's defense after the Indemnitee proceeds under paragraph 4(a)(2), DMI shall reimburse the Indemnitee for the reasonable costs, including attorneys' fees, incurred by the Indemnitee in enabling DMI to undertake the Indemnitee's defense.

         5. REIMBURSEMENT OF EXPENSES. If DMI makes any payment to the Indemnitee under this Agreement, and if it is ultimately determined that the Indemnitee was not entitled to be indemnified by DMI as authorized by Section 145 or any other applicable provision of Delaware law, the Indemnitee shall promptly repay DMI for all amounts paid to the Indemnitee under this Agreement.

         6. ENFORCEMENT OF AGREEMENT. If the Indemnitee makes a claim for indemnification under this Agreement and DMI refuses to indemnify the Indemnitee, and if the Indemnitee then prevails in an action or proceeding brought to enforce this Agreement, DMI shall pay all reasonable costs and expenses (including attorneys' fees) incurred by the Indemnitee in connection with the action or proceeding in addition to any other indemnification required under this Agreement.

         7. NOTICE OF CLAIMS. If the Indemnitee receives a complaint, claim, or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Agreement, the Indemnitee shall promptly notify DMI of the complaint, claim or other notice. Any failure to notify DMI, however, shall not relieve DMI from any liability under this Agreement unless DMI (a) is materially prejudiced by the failure (such as, for example, where the failure results in the exclusion or denial of DMI's otherwise available insurance coverage) and (b) had no actual knowledge of the complaint, claim, or other notice. In no event shall DMI be obligated to indemnify the Indemnitee for any settlement of any Action effected without DMI's prior consent.

         8. TERMINATION.

                  (a) This Agreement shall terminate (1) upon termination of the Indemnitee's service as a director, officer, employee, or agent of DMI and of any Subsidiary, or (2) upon DMI's written notice to the Indemnitee that, in the reasonable opinion of DMI, the Indemnitee has not complied with paragraph 4 of this Agreement. DMI shall not issue any such notice merely because it disagrees with a business judgment or judgments of the Indemnitee.

                  (b) The termination of this Agreement shall not:

                           (1) Terminate DMI's liability to the Indemnitee for
(A) Actions against the Indemnitee related to or arising from acts or omissions occurring or alleged to have occurred before termination of this Agreement, or
(B) Actions that name or join the Indemnitee as a party, but relate to or arise from acts or omissions alleged to have occurred before the




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Indemnitee's service as a director, officer, employee, or agent, or acts or omissions alleged against former directors, officers, employees, or agents.

                           (2) Render the terms and conditions of this Agreement
inapplicable to any Actions subject to paragraph 8(b)(1).

         9. SUBROGATION. If DMI makes any payment to the Indemnitee under this Agreement, DMI shall be subrogated to the extent of such payment to all of the Indemnitee's rights of recovery and the Indemnitee shall execute any documents and take any actions necessary to secure such rights (including execution of any documents necessary to enable DMI to bring suit to enforce such rights).

         10. INSURANCE REIMBURSEMENT. DMI shall not be required to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         11. NOTICES. Any notice or other communication required or permitted under this Agreement shall be deemed given when hand-delivered or sent by registered mail, postage prepaid and return-receipt requested, to the intended recipient at the address set forth below or at such other address as the recipient shall hereafter furnish the sender in writing:

         If to the Indemnitee:              ___________________________

                                            ___________________________

                                            ___________________________

                                            ___________________________


         If to DMI:                         DMI Furniture, Inc.
                                            10400 Linn Station Road
                                            Louisville, Kentucky 40222
                                            Attention:  Chief Executive Officer

         12. GOVERNING LAW. The laws of Delaware shall govern the validity, interpretation, and construction of this Agreement. Nothing in this Agreement shall require any unlawful action or inaction by any party.

         13. MODIFICATION. No modification of this Agreement shall be binding unless executed in writing by the Indemnitee and DMI.

         14. HEADINGS. All "paragraph" references in this Agreement refer to numbered paragraphs of this Agreement. Paragraph headings are not part of this Agreement, but are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any provision in it.



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         15. SOLE BENEFIT. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than DMI, its successors and assigns, and the Indemnitee and the Indemnitee's personal representatives, heirs, or devisees, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provisions contained herein. The assumption of obligations and statements of responsibilities and all conditions and provisions of this Agreement are for the sole benefit of DMI, its successors and assigns, and the Indemnitee and the Indemnitee's personal representatives, heirs, or devisees.
         IN WITNESS WHEREOF, the Indemnitee and DMI have executed several originals of this Agreement as of the date first set forth above, but actually on the dates set forth below.


THE "INDEMNITEE"                              DMI FURNITURE, INC.


_________________________________             By  ______________________________


Name: ___________________________             Title: ___________________________

Date: ___________________________             Date: ____________________________











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